Exhibit 3(i).1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         QUEST GROUP INTERNATIONAL, INC.

         Pursuant to the provisions of Sections 78.380 and 78.403 of the Nevada Revised Statues, the undersigned corporation adopts the following Amended and Restated Articles of incorporation as of this date and hereby certifies as follows:

         1. The name of the corporation is Quest Group International, Inc.

         2. Quest Group International, Inc. was originally incorporated under the same name, and the original Articles of Incorporation of the corporation were filed with the Secretary of State of the State of Nevada on August 14, 2001.

         3. The undersigned declares that he is the sole director and as such constitutes at least two-thirds of the board of directors.

         4. The undersigned affirmatively declares that to the date of this certificate no stock of the corporation has been issued.

         5. The text of the Amended and Restated Articles of Incorporation amends and supplements Articles I - XII of the Articles of Incorporation which Articles are hereby amended and restated to read in their entirety as follows:


                                  ARTICLE FIRST

         NAME: The name of this corporation is Quest Group International, Inc.


                                 ARTICLE SECOND

         DURATION: This corporation shall exist perpetually unless sooner dissolved by law.


                                  ARTICLE THIRD

         PURPOSES: The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.


                                 ARTICLE FOURTH

         STOCK: The total number of shares of all classes which the Corporation is authorized to have outstanding is Fifty-Five Million (55,000,000) shares of which stock Fifty Million (50,000,000) shares in the par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ($50,000) shall be voting common stock and of which Five Million (5,000,000) shares in the par value of $.001 each, amounting in the aggregate to Five Thousand Dollars ($5,010), shall be preferred stock.

         The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series includes, but is not limited to, determination of the following:


         1. The number of shares constituting that series and the distinctive designation of that series;

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         2.       The dividend rate on the shares of that series, whether
                  dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption rates;

         6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

         8. Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.


                                  ARTICLE FIFTH

         PRE-EMPTIVE RIGHTS: The stockholders shall have no pre-emptive rights to acquire additional shares of the corporation.


                                  ARTICLE SIXTH

         MANAGEMENT OF THE CORPORATION'S AFFAIRS.

         (a) The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the entire board of directors shall be not less than one nor more than nine as fixed from time to time by vote of a majority of the entire board or directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be one until otherwise fixed by a majority of the entire board or directors.

         (b) Notwithstanding any other provisions in these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.


                                 ARTICLE SEVENTH

         AMENDMENT: Except as otherwise provided in these Articles of Incorporation, the provisions of these Articles of Incorporation may be amended

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

by the affirmative vote of a majority of the shares entitled to vote on each such amendment. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.


                                 ARTICLE EIGHTH

         LIMITATION OF DIRECTORS' LIABILITY: To the fullest extent permitted by the laws of the State of Nevada now or hereafter in force, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article EIGHTH shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article EIGHTH.


                                  ARTICLE NINTH

         INDEMNIFICATION: The corporation may indemnify an individual against liability incurred in a proceeding where the individual was made a party to a proceeding because the person is or was a director or officer and if: (1) the individual's conduct was in good faith; (2) the individual reasonably believed that the conduct was in, or not opposed to, the corporation's best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

         The corporation will indemnify a director or officer who was successful, on the merits or otherwise, in defense of any proceeding, or in defense of any claim, issue, or matter in the proceeding, to which the individual was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the individual in connection with the proceeding or claim with respect to which the individual has been successful.

         The corporation may not indemnify a director or officer in connection with: (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (2) the payment of distributions in violation of NRS 78.300.


                                  ARTICLE TENTH

         CUMULATIVE VOTING: There shall be no cumulative voting.

         IN WITNESS WHEREOF, the undersigned, being the sole member of the Board of Directors executes these Amended and Restated Articles of Incorporation.

                                                QUEST GROUP INTERNATIONAL, INC.



                                                By   /s/ Craig Davis
                                                   ---------------------------
                                                   Craig Davis, Director

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